Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Donald Von Hagen (media) - +1 336-436-8263
Media@labcorp.com

Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LABCORP AND CAPITAL HEALTH ENTER COMPREHENSIVE LABORATORY PARTNERSHIP
Collaboration Will Enhance and Streamline Laboratory Services for Patients and Physicians in Central New Jersey and Lower Bucks County, Pennsylvania

Burlington, NC & Trenton, NJ - November 1, 2017 - LabCorp® (NYSE: LH), a leading global life sciences company, and Capital Health, the Central New Jersey/Lower Bucks County, Pennsylvania region’s leader in providing progressive, quality patient care, announced today that they have entered into a comprehensive laboratory partnership. The collaboration will provide physicians and patients in the region with enhanced and streamlined access to a full range of laboratory testing solutions.

Through the partnership, LabCorp will provide services to implement process and technical improvements at Capital Health’s inpatient laboratories and will serve as the reference testing provider for Capital Health’s hospitals, cancer center, and outpatient clinics. In addition, Capital Health’s hospital laboratories will perform frequently ordered and STAT testing, supported by and in coordination with LabCorp’s expertise in phlebotomy, logistics, and information technology.

“LabCorp is an innovative, respected company that will help bring significant savings, simplification, and standardization to our laboratory operations, enhancing laboratory services and providing advanced testing to patients and medical providers,” said Al Maghazehe, President and CEO of Capital Health. “As we shift to value-based healthcare, it is vital that patients have broad access to high-quality, high-value testing with the service and quality needed for optimal care. The needs of our patients and clinicians continue to evolve, and LabCorp will help us meet those demands now and in the future.”

“Capital Health is a progressive organization that understands the value of partnering to deliver integrated outcome- and value- based patient care,” said Gary Huff, CEO of LabCorp Diagnostics. “We are honored to work with Capital Health to deliver innovative, technology-enabled laboratory solutions for its staff and patients, and the communities it serves.”

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

About Capital Health
Capital Health is the Central New Jersey/Lower Bucks County region’s leader in providing progressive, quality patient care with significant investments in physicians, nurses and staff, as well as advanced technology. Comprised of two hospitals (Capital Health Regional Medical Center in Trenton and Capital Health Medical Center - Hopewell), a Hamilton outpatient facility, and various primary and specialty care practices across the region, Capital Health is a dynamic healthcare resource accredited by The Joint Commission.

A four-time Magnet-designated health system for nursing excellence, Capital Health serves as a Level II regional trauma center, regional perinatal center (including a Level III NICU), and emergency mental health screening center. Capital Health also offers the region’s first and most experienced Pediatric Emergency Department and most recently, New Jersey’s first autism-friendly Pediatric Emergency Department. Capital Health also provides innovative programs such as the Capital Institute for Neurosciences;

nationally accredited Center for Comprehensive Breast Care; Center for Digestive Health; Marjorie G. Ernest Joint Replacement Center of Excellence; award-winning Center for Oncology; and Heart & Vascular Institute, which includes the region’s first accredited Chest Pain Center. For more information, visit capitalhealth.org.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2017 guidance and the impact of various factors on operating and financial results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.